UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2016

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ 08540

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (609) 799-0071

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2016, Dataram Corporation, a Nevada corporation (the “Company”), Dataram Acquisition Sub, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Acquisition Sub”), U.S. Gold Corp., a Nevada corporation (“U.S. Gold”) and Copper King, LLC, a Nevada limited liability company and principal stockholder of U.S. Gold, amended and restated that certain merger agreement between the parties dated as of June 13, 2016 (the “Merger Agreement” and, as amended and restated, the “Amended and Restated Merger Agreement”). The parties executed the Amended and Restated Merger Agreement in order to:

•	Reflect the reverse split of the Company’s issued and outstanding common stock on a 1 for 3 basis, which was effective on July 11, 2016; and
•	Adjust certain aspects of the Merger Consideration and Management Consideration (as such terms are defined in the Amended and Restated Merger Agreement) as follows, presented on a post reverse split and “as converted” basis (with respect to issuable shares of Series C Convertible Preferred Stock):
•	Twenty Two Million Three Hundred and Thirty Three Thousand Three Hundred and Thirty Four (22,333,334) shares of common stock shall be issued to the holders of U.S. Gold’s Series A Preferred Stock;
•	One Million Eight Hundred Sixty Six Thousand Seven Hundred and Seventeen (1,866,717) shares of common stock shall be issued to the holders of U.S. Gold’s Series B Preferred Stock, the delivery of which shall be conditioned on the receipt of a one year lockup agreement;
•	Up to Sixteen Million Six Hundred and Sixty Six Thousand Six Hundred and Sixty Seven (16,666,667) shares of common stock shall be issued to holders of U.S. Gold’s Series C Preferred Stock issued in connection with the U.S. Gold’s private placement (“U.S. Gold Financing”);
•	Warrants to purchase such number of shares of common stock as shall equal the quotient of (i) 10% of the total dollar amount raised in the U.S. Gold Financing divided by (ii) three (3) shall be issued to the placement agent in the U.S. Gold Financing;
•	One Million Eight Hundred and Fifty Thousand (1,850,000) shares of common stock shall be issued to the holders of U.S. Gold’s common stock issued in connection with the closing of the Keystone Acquisition (as defined in the Amended and Restated Merger Agreement) the receipt of which shall be conditioned on the receipt of a two year lockup agreement; and
•	One Million five Hundred and Eighty Three Thousand Three Hundred and Thirty Three (1,583,333) shares of common stock shall be issued to certain incoming officers and consultants pursuant to a shareholder approved equity incentive plan of the Company

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Merger Agreement dated as of July 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Dated: August 2, 2016	/s/ David Moylan
David Moylan
Chief Executive Officer